                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                     The Corporate Executive Board Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                        [CORPORATE EXECUTIVE BOARD LOGO]

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                          2000 PENNSYLVANIA AVENUE, NW
                                   SUITE 6000
                              WASHINGTON, DC 20006
                                 (202) 777-5193

Dear Stockholders:

     On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Corporate Executive Board Company to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Wednesday, June 6, 2001, at 9:00 a.m. local time.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy card in the envelope provided.

                                            Sincerely yours,

                                            /s/JAMES J. McGonigle
                                            James J. McGonigle
                                            Chief Executive Officer and Chairman
                                            of the Board

                        [CORPORATE EXECUTIVE BOARD LOGO]

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                          2000 PENNSYLVANIA AVENUE, NW
                                   SUITE 6000
                              WASHINGTON, DC 20006
                                 (202) 777-5193

                                            May 7, 2001

Dear Stockholders:

     We are notifying you that the Annual Meeting of Stockholders (the "Meeting") of The Corporate Executive Board Company will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Wednesday, June 6, 2001, at 9:00 a.m. local time. Only stockholders of record at the close of business on April 25, 2001, are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

          1. Elect seven directors.

          2. Ratify the adoption of The Corporate Executive Board Company 2001 Stock Option Plan.

          3. Ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending December 31, 2001.

          4. Transact any other business that is properly presented at the Meeting.

     Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for the fiscal year ended December 31, 2000. Please use this opportunity to take part in The Corporate Executive Board Company's affairs by voting your shares.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

                                            Sincerely,

                                            /s/ CLAY M. WHITSON
                                            Clay M. Whitson
                                            Chief Financial Officer, Treasurer
                                            and Secretary

                      2001 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES...........    1
  Date, Time and Place of Meeting...........................    1
  Record Date, Outstanding Shares and Quorum................    1
  Voting Rights and Voting of Proxies.......................    1
  Solicitation and Voting of Proxies........................    1
  Expenses of Solicitation..................................    2
  Revocation of Proxies.....................................    2
PROPOSAL NO. 1  ELECTION OF DIRECTORS.......................    2
  Vote Required for Approval................................    2
  Directors/Nominees........................................    3
  Board of Directors Meetings, Committees and
     Compensation...........................................    4
PROPOSAL NO. 2  RATIFY THE ADOPTION OF THE CORPORATE
  EXECUTIVE BOARD COMPANY 2001 STOCK OPTION PLAN............    5
  Vote Required for Approval................................    5
  Summary of 2001 Stock Option Plan.........................    5
PROPOSAL NO. 3  RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN
  LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING
  DECEMBER 31, 2001.........................................    9
  Vote Required for Approval................................    9
  Disclosure of Auditor Fees................................    9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   10
EXECUTIVE OFFICERS..........................................   11
EXECUTIVE COMPENSATION......................................   12
  Summary Compensation Table................................   12
  Option Grants in Fiscal 2000..............................   13
  Option Exercises in 2000 and Year-End Option Values.......   13
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.....   14
AUDIT COMMITTEE REPORT......................................   15
STOCK PERFORMANCE GRAPH.....................................   16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   16
OTHER MATTERS...............................................   17
  Stockholder Proposals.....................................   17
  Section 16(a) Beneficial Ownership Reporting Compliance...   17
  Other Business............................................   17
APPENDIX A  THE CORPORATE EXECUTIVE BOARD COMPANY AUDIT
  COMMITTEE CHARTER.........................................  A-1
APPENDIX B  THE CORPORATE EXECUTIVE BOARD COMPANY 2001 STOCK
  OPTION PLAN...............................................  B-1

                        [CORPORATE EXECUTIVE BOARD LOGO]
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  MAY 7, 2001

               INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETING

     The Board of Directors of The Corporate Executive Board Company (the "Company") is asking for your proxy for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006 on Wednesday, June 6, 2001, at 9:00 a.m. local time and any adjournment or postponement of the Meeting. We are initially mailing this proxy statement and proxy to stockholders of the Company on or about May 7, 2001.

RECORD DATE, OUTSTANDING SHARES AND QUORUM

     Only holders of record of the Company's common stock at the close of business on April 25, 2001 (called the "Record Date"), will be entitled to vote at the Meeting. On the Record Date, we had 34,333,157 shares of common stock outstanding and entitled to vote. As of May 4, 2001 the Company had 34,716,667 shares of common stock outstanding. See Proposal No. 2. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

VOTING RIGHTS AND VOTING OF PROXIES

     Holders of our common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Meeting (either in person or by proxy), which means that the seven nominees with the most votes will be elected. Approval of proposals 2 and 3 requires approval by the holders of a majority of the shares of common stock present and entitled to vote at the Meeting. Abstentions will have the same effect as votes against these proposals whereas broker non-votes will not be counted in determining the number of shares that voted on the proposals. If you sign and return a proxy but do not give specific voting instructions on your proxy for a specific proposal, your shares will be voted "for" each of the proposals.

SOLICITATION AND VOTING OF PROXIES

     The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Meeting. You can submit your proxy by mailing it in the envelope provided. If your proxy is properly completed and submitted, and it is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal No. 1 below and in favor of Proposal Nos. 2 and 3. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

EXPENSES OF SOLICITATION

     The Company will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed Proxy Card and the Company's 2000 Annual Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation. We have also retained Georgeson Shareholder Communications Inc. to assist in the proxy solicitation at a cost of approximately $8,500, plus reasonable out-of-pocket expenses.

REVOCATION OF PROXIES

     If you submit the enclosed Proxy Card, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. Communications to the Secretary of the Company should be addressed to Clay M. Whitson, Chief Financial Officer, Treasurer and Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, prior to the Meeting you must obtain from that entity a proxy covering the shares you beneficially own.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Our Board of Directors currently has six members and one vacancy. At the Meeting, we will nominate the six current directors for re-election to the Board of Directors, and will nominate Thomas L. Monahan III to fill the vacancy on the Board of Directors. We are not aware that any nominee is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee.

VOTE REQUIRED FOR APPROVAL

     Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting, which means that the seven nominees who receive the most votes will be elected. Your proxy will be voted "for" each of these seven nominees unless your proxy is marked to withhold authority to vote for any or all of them.

DIRECTORS/NOMINEES

     The following table shows the Company's nominees for election to the Board of Directors. Each of the nominees, other than Mr. Monahan, currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of Stockholders or until a successor is named and qualified.

                                                                                     DIRECTOR
NAME OF DIRECTOR/NOMINEE  AGE                  PRINCIPAL OCCUPATION                   SINCE
------------------------  ---                  --------------------                  --------
James J. McGonigle......  37    Chairman of the Board and Chief Executive Officer      1998
                                of the Company
Michael A. D'Amato......  47    Executive Vice President, The Advisory Board           1998
                                Company
Robert C. Hall..........  69    Former Chief Executive Officer of Thomson              1999
                                Information and Publishing Group, Thomson
                                  Corporation
David W. Kenny..........  39    Chairman and Chief Executive Officer, Digitas,         1999
                                Inc.
Thomas L. Monahan III...  34    General Manager at the Company                          N/A
Stephen G. Pagliuca.....  46    Managing Director, Bain Capital, Inc.                  1999
Harold L. Siebert.......  55    Founder and former Chairman and Chief Executive        1998
                                  Officer, Inforum Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

     James J. McGonigle has been our Chief Executive Officer and a director since July 1998, and became Chairman of the Board in April 2001. Mr. McGonigle is also the Chairman of our Management Operating Committee. From October 1997, the date of the spin-off of the Company from the Advisory Board Company, until July 1998, Mr. McGonigle was a General Manager at the Company, and from 1995 until the spin-off, he was a General Manager of the corporate division of The Advisory Board Company with responsibility for managing the business assumed by us in the spin-off. From 1990 to 1995, Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School.

     Michael A. D'Amato has been a director since July 1998. From July 1998 until February 1999, Mr. D'Amato served as our Executive Vice President-Finance and our Secretary. From the date of the spin-off until November 1998, Mr. D'Amato served as our Chief Financial Officer. Since the spin-off, Mr. D'Amato also has served as an Executive Vice President of The Advisory Board Company and the Chief Financial Officer of DGB Enterprises, Inc. From 1996 until July 1998, he was the Chief Financial Officer of The Advisory Board Company. From 1995 to 1996, Mr. D'Amato served as the Special Advisor to the Chairman of The Advisory Board Company. From 1982 until 1995, Mr. D'Amato was a partner with Bain & Company. Mr. D'Amato received a B.S. from Massachusetts Institute of Technology and an M.B.A. from Harvard Business School.

     Robert C. Hall has been a director since February 1999. From 1995 to January 1999, Mr. Hall served as the Vice President of The Thomson Corporation, a publicly held information publishing company. From 1990 to 1995, Mr. Hall was the Chief Executive Officer of Thomson Information and Publishing Group, a division of The Thomson Corporation involved in professional information and publishing. From 1985 to 1990, Mr. Hall was the President of Thomson Financial Services Group, another publishing division of The Thomson Corporation. Mr. Hall received a B.S. from Iowa State University.

     David W. Kenny has been a director since February 1999. Mr. Kenny has served as Chief Executive Officer of Digitas, Inc., a leader in bricks and clicks business integration, since September 1997, and as Chairman of the Board since December 1999. From 1991 to 1997, he was a partner at Bain & Company. Mr. Kenny received a B.S. from the General Motors Institute and an M.B.A. from Harvard Business School.

     Thomas L. Monahan III has been a General Manager since January 2001. Mr. Monahan is also a member of our Management Operating Committee. From November 1998 until January 2001, Mr. Monahan served as an Executive Director, Research, of the Company, and from the spin-off until November 1998, he served as the Company's Managing Director, Research. Prior to the spin-off, Mr. Monahan served in similar capacities with The Advisory Board Company, which he joined in January 1996. Prior to January 1996,

Mr. Monahan served as a senior consultant for the Deloitte & Touche Consulting Group, a Director at the Committee for Economic Development and a staff consultant at Andersen Consulting. Mr. Monahan received a B.A. from Harvard University and an M.B.A. from New York University.

     Stephen G. Pagliuca has been a director since February 1999. Mr. Pagliuca founded Information Partners for Bain Capital in 1989 and is currently a Managing Director of Bain Capital, Inc., a private equity investment firm, which he joined in 1989. Prior to becoming a Managing Director at Bain Capital, he was a partner at Bain & Company. Currently, he is on the Board of Directors of Gartner Group, a publicly held information publishing company; Datek Online Holdings Corp., a financial services company; Dynamic Details, a publicly held electronics design and manufacturing company; Dade Behring, Inc., a medical testing systems company; Epoch Senior Living, assisted living facilities; and IOS Brands, Inc., a publicly held floral and specialty gifts company. Mr. Pagliuca received a B.A. from Duke University and an M.B.A. from Harvard Business School.

     Harold L. Siebert has been a director since July 1998, and served as Chairman of the Board from July 1998 until January 2000. From 1996 through July 1998, Mr. Siebert served as Chief Executive Officer and Chairman of Inforum Inc., a company providing marketing and planning systems for healthcare clients, and as Executive Vice President of Medstat/Thomson, a healthcare information company. From 1995 until 1996, Mr. Siebert served as Bureau Chief of TennCare, the State of Tennessee's Medicaid managed care program. From 1993 until 1995, Mr. Siebert was a consultant to Medstat/Thomson. In 1988, Mr. Siebert founded Inforum Inc. and served as its President and Chief Executive Officer from 1988 through 1993. Prior to 1988, he held various senior-level positions at HBO & Co. and Baxter International. Mr. Siebert received a B.S. from Miami University in Oxford, Ohio.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

     During fiscal 2000, the Board of Directors met three times and took numerous actions by unanimous written consent. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served.

     The Board has two committees -- an Audit Committee and a Compensation Committee.

     Audit Committee. The members of our Audit Committee are Messrs. Hall, Kenny and Pagliuca. Mr. Pagliuca serves as chairman of the committee. The Audit Committee, among other things: makes recommendations to the Board of Directors concerning the engagement of independent public accountants; monitors and reviews the activities of our independent accountants; and reviews the adequacy of our accounting and financial controls as reported by management and the independent auditors. The Audit Committee operates under a charter that has been adopted by the Board and which is attached as Appendix A to this Proxy Statement. The Audit Committee met five times during fiscal 2000.

     Compensation Committee. The members of our Compensation Committee are Messrs. Hall, Kenny and Pagliuca. Mr. Hall serves as chairman of the committee. The Compensation Committee, among other things: reviews salaries, benefits and other compensation, including stock-based compensation, of directors, officers and other key employees and makes recommendations to the Board of Directors regarding compensation issues; and administers our stock option and stock incentive plans. The Compensation Committee met three times during fiscal 2000.

     The Board of Directors or, to the extent authorized by the Board, the Compensation Committee, sets directors' compensation under The Corporate Executive Board Company Directors' Stock Plan and such other arrangements as the Compensation Committee determines to be appropriate. Each director who is not an employee, upon election as a non-employee director, receives a one-time grant of options to purchase 72,240 shares of common stock. Non-employee directors also receive an annual grant of options to purchase 10,000 shares of common stock and a $20,000 annual retainer. Directors who are employees of the Company do not receive additional compensation for their service on the Board. Compensation paid to Messrs. McGonigle and Monahan for 2000 is described in the section of this proxy entitled "Executive Compensation."

                                 PROPOSAL NO. 2

                             RATIFY THE ADOPTION OF
          THE CORPORATE EXECUTIVE BOARD COMPANY 2001 STOCK OPTION PLAN

     The Board of Directors has adopted The Corporate Executive Board Company 2001 Stock Option Plan (the "2001 Stock Option Plan") and reserved 2,700,000 shares of common stock for issuance thereunder, subject to shareholder approval. As of the present date, no options have been granted under the 2001 Stock Option Plan. One of the Company's primary competitive assets is the quality of its employees, and the Company invests substantial resources to find, hire and develop its employees in a highly competitive market for talented people. Because the Company uses options as its primary means of incentive compensation, the Board of Directors considers the 2001 Stock Option Plan to be critical to the Company's ability to attract, retain and motivate its officers and key employees as the Company continues to grow. The Company relies primarily on stock options to link compensation to stockholder value and generally has not paid cash bonuses to its senior officers. As of May 4, 2001, the Company had 34,716,667 shares outstanding, 5,557,458 shares subject to outstanding options, 378,800 shares available for grant to directors and no shares available for grant to employees under its option plans. Outstanding options potentially exercisable for 1,368,976 shares will expire within the next two years.

     At the annual meeting, the stockholders are being asked to approve the 2001 Stock Option Plan and the reservation of shares for issuance thereunder.

VOTE REQUIRED FOR APPROVAL

     Approval of the 2001 Stock Option Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE ADOPTION OF THE CORPORATE EXECUTIVE BOARD COMPANY 2001 STOCK OPTION PLAN.

SUMMARY OF 2001 STOCK OPTION PLAN

     The following is a summary of the 2001 Stock Option Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix B.

  Overview

     The 2001 Stock Option Plan is designed to provide for the grant of stock options ("Options") that qualify as incentive stock options ("ISOs") under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as Options that do not qualify as incentive stock options ("non-qualified stock options," or "NQSOs") under Section 422 of the Code.

     The 2001 Stock Option Plan has a number of special terms and limitations, including:

     - The exercise price for Options generally must equal the stock's fair market value on the date the Option is granted;

     - The 2001 Stock Option Plan expressly provides that Options granted under it can not be "repriced";

     - 2,700,000 shares are proposed to be available for issuance under the 2001 Stock Option Plan;

     - Options are subject to one-year minimum vesting requirements, subject to exceptions for death or disability of the optionee or upon a change of control; and

     - Stockholder approval is required for certain material amendments to the 2001 Stock Option Plan.

     The 2001 Stock Option Plan has various provisions so that Options may, but need not, qualify for an exemption from the "short swing liability" provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 and/or qualify as "performance based compensation" that is exempt from the $1 million limitation on the deductibility of compensation under Section 162(m) of the Code. However, stockholder approval of the class of eligible participants and the per person annual grant limitation under the 2001 Stock Option Plan is required in order for Options to qualify as "performance based compensation" under Section 162(m) of the Code.

  Purpose

     The purpose of the 2001 Stock Option Plan is to provide participants with an increased economic and proprietary interest in the Company in order to encourage those participants to contribute to the success and progress of the Company.

  Eligibility

     Options may only be granted to the Company's or its affiliates' current or prospective employees as defined under SEC regulations.

  Administration

     The 2001 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors, although the Board of Directors may exercise any authority of the Committee under the 2001 Stock Option Plan in lieu of the Committee's exercise thereof. The Committee may designate subcommittees and may delegate certain administrative functions to others.

     Subject to the express provisions of the 2001 Stock Option Plan, the Committee has broad authority to administer and interpret the 2001 Stock Option Plan, including, without limitation, authority to determine who is eligible to participate in the 2001 Stock Option Plan and to which of such persons, and when, Options are granted; to determine the number of shares of common stock subject to Options and the purchase price of such shares under an Option; to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an Option; to prescribe, amend and rescind rules and regulations relating to the 2001 Stock Option Plan; and to do all other things necessary or desirable in connection with the administration of the 2001 Stock Option Plan.

  Stock Subject to the 2001 Stock Option Plan

     The aggregate number of shares of common stock issued pursuant to all Options granted under the 2001 Stock Option Plan may not exceed 2,700,000. In addition, the aggregate number of shares of common stock subject to Options granted pursuant to the 2001 Stock Option Plan during any calendar year to any one participant may not exceed 500,000 shares. All references in the 2001 Stock Option Plan and in outstanding Options to the number and type of shares or other securities subject thereto are subject to anti-dilution provisions for reorganizations, reclassifications, dividends (other than regular, quarterly cash dividends), or other distributions, stock splits, reverse stock splits, spin-offs or similar transactions, or if substantially all of the property and assets of the Company are sold, unless the terms of the transaction provide otherwise. The aggregate number of shares of common stock issued pursuant to the 2001 Stock Option Plan at any time may equal only the number of shares of common stock issued upon the exercise of Options and not (i) returned to the Company upon cancellation, expiration or forfeiture of an award or (ii) delivered (either actually or by attestation) in payment or satisfaction of the exercise price or tax obligation with respect to an Option.

  Terms and Conditions of Options

     Subject to the express provisions of the 2001 Stock Option Plan and as discussed below, the Compensation Committee has discretion to determine the exercise price and vesting schedule of Options, the events causing an Option to expire, the number of shares subject to any Option, the restrictions on transferability of an Option, and such further terms and conditions, in each case not inconsistent with the 2001 Stock Option Plan, as may be determined from time to time by the Committee.

     Exercise Price. In no event may Options be granted with an exercise price below the stock's fair market value on the date of the grant, unless the participant pays or foregoes compensation in the amount of any discount. In the case of a grant of Options intended to qualify as ISOs under Section 422 of the Code, the Committee may not grant Options with an exercise price of less than 110% of the stock's fair market value on the date the Options are granted if the participant owns stock of the Company representing more than 10% of the combined voting power of all classes of stock of the Company. The 2001 Stock Option Plan expressly provides that the Company may not reprice Options.

     Vesting. Unless the Committee provides otherwise, Options granted under the 2001 Stock Option Plan become exercisable 25% per year beginning one year after the date of grant. In no event may Options become exercisable sooner than one year after the date of grant, except in the event of a participant's death or disability or a change of control (as defined in the applicable Option agreement.)

     Expiration. Unless the Committee provides otherwise, Options granted under the 2001 Stock Option Plan generally expire within ten years of the date of grant. Options that are intended to qualify as ISOs under Section 422 of the Code, however, must expire within ten years of the date of grant, unless such options are granted to a participant who owns more than 10% of the combined voting power of all classes of stock of the Company, in which case such Options must expire within five years of the date of grant.

     Transferability, Payment and Other Provisions Applicable to
Options. Unless the Committee provides otherwise, Options granted under the 2001 Stock Option Plan are nontransferable by the optionee other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime.

     The Committee may permit the common stock purchased upon the exercise of any Options granted under the 2001 Stock Option Plan, on an individual basis, to be paid for by cash or any other alternative means. Without limiting the foregoing, the Company may extend a loan to the optionee to pay the exercise price and/or any taxes due in connection with the exercise of Options.

     The Committee may provide that the shares of stock issued upon exercise of an Option will be subject to additional conditions or agreements as the Committee in its discretion may specify before the exercise of the Option, including deferrals on issuance of shares, conditions on vesting or the transferability of Options, and forfeiture or repurchase provisions. The Committee may also provide for the deferred delivery of shares of common stock upon the exercise of Options, with such deferral generally evidenced by an unfunded and unsecured obligation of the Company referred to as a "Stock Unit." A Stock Unit is a bookkeeping entry representing an amount equivalent to the fair market value of one share of common stock. Settlement of Stock Units upon expiration of the deferral period shall be made in common stock or otherwise as determined by the Committee, and the amount to be distributed may be increased by an interest factor or by dividend equivalents. Until settled, a Stock Unit will be subject to the anti-dilution provisions described above.

  Amendment and Termination

     The 2001 Stock Option Plan provides that, unless approved by the Company's stockholders, the 2001 Stock Option Plan may not be amended to: materially increase the maximum number of shares of common stock for which Options may be granted under the 2001 Stock Option Plan; reduce the price at which Options may be granted below the price currently provided for in the 2001 Stock Option Plan; reduce the exercise price of outstanding Options; or extend the term of the 2001 Stock Option Plan. Subject to the foregoing limitation and except as otherwise required by law, the Board of Directors may periodically amend the 2001 Stock Option Plan without further stockholder approval. Unless earlier terminated by the Board of Directors, the 2001 Stock Option Plan shall terminate on the tenth anniversary of its effective date.

  Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the 2001 Stock Option Plan is intended to be a summary of applicable federal law as currently in effect. State and local tax consequences may differ, and tax laws may be amended or interpreted differently during the term of the 2001 Stock Option

Plan or of Options thereunder. Because the federal income tax rules governing Options are complex and subject to frequent change, and they depend on the participant's individual circumstances, participants are advised to consult their tax advisors prior to exercise of Options or dispositions of stock acquired pursuant to Options.

     ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to satisfy the requirements of Section 422 of the Code. NQSOs need not satisfy such requirements.

     An optionee is not taxed on the grant or, except as described below, exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be a preference item for purposes of the alternative minimum tax, and thus an optionee could be subject to the alternative minimum tax as a result of the exercise of an ISO. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the shares (usually the exercise price) or (ii) the difference between the fair market value of the shares on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirements described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

     An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

     Special rules will apply in cases where a recipient of an Option pays the exercise price of the Option or applicable withholding tax obligations under the 2001 Stock Option Plan by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the Option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired, and may constitute a disposition for purposes of applying the ISO holding periods discussed above. The Company generally will be entitled to withhold any required taxes in connection with the exercise of an Option, and may require the participant to pay such taxes as a condition to exercise of an Option.

     The terms of the agreements or other documents pursuant to which Options are granted under the 2001 Stock Option Plan may provide for accelerated vesting of an Option in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to such Options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a participant will be subject to a 20% excise tax on any "excess parachute payments" and the Company will be denied any deduction with respect to such payments. The Company may agree to reimburse participants for these taxes and for taxes on the amount of such reimbursements. Participants should consult their tax advisors as to whether accelerated vesting of an Option in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

     As described above, Options may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to any compensation required to be taken into account under Section 162 of the Code that is in excess of $1 million and paid to a Covered Employee (as defined in Section 162). Compensation for any year that is attributable to an Option granted to a Covered Employee and that does not so qualify may not be deductible by the Company to the extent such compensation, when combined with other compensation paid to such employee for the year, exceeds $1 million.

  Initial Benefits

     The Compensation Committee has full discretion to determine the timing and recipients of any Option grants under the 2001 Stock Option Plan and the number of shares subject to any such Options, subject to an annual limitation on the total number of Options that may be granted to any participant. Therefore, the benefits and amounts that will be received by participants under the 2001 Stock Option Plan are not presently determinable. No Options have been granted under the 2001 Stock Option Plan.

                                 PROPOSAL NO. 3

     RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                    FOR FISCAL YEAR ENDING DECEMBER 31, 2001

     We have selected Arthur Andersen LLP as our independent auditors to perform the audit of the Company's financial statements for the fiscal year ending December 31, 2001, and we are asking stockholders to ratify our selection. If the stockholders fail to ratify the selection of Arthur Andersen LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Arthur Andersen LLP and whether to select them in future years. Representatives of Arthur Andersen LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

VOTE REQUIRED FOR APPROVAL

     Approval of the appointment of Arthur Andersen LLP as our independent auditors requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by Arthur Andersen LLP for the fiscal year ended December 31, 2000:

     Audit Fees. Audit fees paid by the Company to Arthur Andersen LLP for the fiscal year ended December 31, 2000, totaled approximately $78,000.

     Financial Information Systems Design and Implementation Fees. The Company did not engage Arthur Andersen LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

     All Other Fees. Fees billed to the Company by Arthur Andersen LLP during the fiscal year ended December 31, 2000, for services other than disclosed above totaled approximately $197,075. Other fees consisted primarily of services in connection with the Company's secondary stock offering, international and domestic tax services and employee benefit plan auditing.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows shares of the Company's common stock that to our knowledge are beneficially owned as of March 16, 2001, by (i) each stockholder owning 5% or more of the common stock, (ii) each Named Officer (defined in the section of this proxy entitled "Executive Compensation"), (iii) each director or director nominee and (iv) all current directors, director nominees and executive officers as a group.

                                                       AMOUNT AND NATURE OF
                                                     BENEFICIAL OWNERSHIP(1)    TOTAL EQUITY STAKE(2)
                                                     ------------------------   ---------------------
NAME OF BENEFICIAL OWNER                               NUMBER       PERCENT       NUMBER     PERCENT
------------------------                             ----------   -----------   ----------   --------
James J. McGonigle(3)..............................    187,474          *         634,554      1.6%
Michael A. D'Amato(4)..............................     89,320          *          99,320        *
Robert C. Hall(5)..................................     52,240          *          62,240        *
David W. Kenny(5)..................................     65,240          *          75,240        *
Thomas L. Monahan III(6)...........................     55,196          *         229,916        *
Stephen G. Pagliuca(5).............................     42,240          *          52,240        *
Harold L. Siebert(7)...............................    234,250          *         485,050      1.2%
Derek C. M. van Bever(8)...........................     72,774          *         227,514        *
Sally A. Chang.....................................        491          *         149,311        *
Clay M. Whitson(9).................................     50,846          *         213,000        *
The TCW Group, Inc./Robert Day(10).................  3,738,735       11.0%      3,738,735      9.3%
All current directors and executive officers as a
  group (10 people)................................    850,071        2.4%      2,228,385      5.5%

---------------

  *  Indicates ownership of less than 1%.

 (1) Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power.

 (2) The total equity stake number column indicates the number of shares owned assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options are exercisable within 60 days.

 (3) Beneficial ownership includes of 164,794 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (4) Beneficial ownership includes of 83,320 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (5) Beneficial ownership consists of shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (6) Beneficial ownership includes of 54,880 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (7) Beneficial ownership includes of 175,050 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (8) Beneficial ownership includes of 57,710 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

 (9) Beneficial ownership includes of 46,846 shares issuable upon the exercise of options held by the stockholder that are currently exercisable or exercisable within 60 days of March 16, 2001.

(10) Reported as of December 31, 2000, in a Schedule 13G/A filed on February 14, 2001. The Schedule 13G/A states that The TCW Group, Inc. and Robert Day share voting and investment power with respect to the shares, and that shares reported for Robert Day include shares reported for The TCW Group, Inc. The address of The TCW Group, Inc. and of Robert Day is 865 Figueroa Street, Los Angeles, CA 90017.

                               EXECUTIVE OFFICERS

     The following table shows the Company's current executive officers:

                                                                                                OFFICER
NAME OF OFFICER                        AGE                       POSITION                        SINCE
---------------                        ---                       --------                       -------
James J. McGonigle...................  37    Chief Executive Officer and Chairman of the         1998
                                             Board
Derek C. M. van Bever................  43    Chief Research Officer                              1997
Sally A. Chang.......................  36    Chief Marketing Officer                             1998
Clay M. Whitson......................  43    Chief Financial Officer, Secretary and Treasurer    1998
Thomas L. Monahan III................  34    General Manager                                     2001

     James J. McGonigle's business experience is listed above in the section for nominees for the Board of Directors.

     Derek C. M. van Bever has been our Chief Research Officer since the spin-off. Mr. van Bever is also a member of our Management Operating Committee. From 1995 through the date of the spin-off, he served as the Chief Research Officer of the business assumed by us in the spin-off. Prior to that, he served in various management capacities with The Advisory Board Company, which he joined in 1981. Mr. van Bever received a B.A. and an M.A. from the University of Delaware and an M.B.A. from Harvard Business School.

     Sally A. Chang has been our Chief Marketing Officer since January 2000. Ms. Chang is also a member of our Management Operating Committee. From June 1998 until January 2000, Ms. Chang was our General Manager, Sales and Marketing. From 1992 until June 1998, she served in various management capacities with The Advisory Board Company, including as General Manager, Health Care Member Services; General Manager, Health Care Research; and Executive Director, Research. Prior to 1992, Ms. Chang worked in the corporate planning department of Fuji Xerox in Tokyo, as a general management consultant with Touche Ross, and in the mergers and acquisitions group of Drexel Burnham Lambert. Ms. Chang received an A.B. from Harvard University, an M.A. from the University of Pennsylvania and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

     Clay M. Whitson has been our Chief Financial Officer since November 1998, our Secretary since February 1999 and our Treasurer since July 2000. Mr. Whitson is also a member of our Management Operating Committee. From 1996 through October 1998, Mr. Whitson served as the Chief Financial Officer and Treasurer of PMT Services, Inc., a publicly held credit card processing company. From 1990 to 1996, Mr. Whitson served as the Chief Financial Officer of the Gemala Group, a diversified conglomerate based in Indonesia. Prior to joining the Gemala Group in 1990, Mr. Whitson was a director in the Mergers and Acquisitions Department of The Chase Manhattan Bank, NA. Mr. Whitson received a B.A. from Southern Methodist University and an M.B.A. from the University of Virginia.

     Thomas L. Monahan III's business experience is listed above in the section for nominees for the Board of Directors.

                             EXECUTIVE COMPENSATION

     The following table presents certain information concerning compensation for 1998, 1999 and 2000 for the Chief Executive Officer and the three other most highly paid executive officers during the last fiscal year (the "Named Officers"). In addition, information concerning compensation for 2000 is provided for Mr. Monahan, an officer of the Company who is one of the nominees for election to the Board of Directors:

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                            ANNUAL COMPENSATION     ------------
                                            -------------------      NUMBER OF        ALL OTHER
NAME AND PRINCIPAL POSITIONS         YEAR    SALARY    BONUS(1)       OPTIONS      COMPENSATION(2)
----------------------------         ----   --------   --------     ------------   ---------------
James J. McGonigle(3)..............  2000   $462,000         --       120,000               --
  Chief Executive Officer and        1999    440,000         --       122,000               --
  Chairman of the Board              1998    413,849   $100,000(4)         --               --
Derek C. M. van Bever..............  2000   $400,000         --        40,000         $850,000
  Chief Research Officer             1999   $400,000         --        35,000          850,000
                                     1998   $394,231    100,000(4)         --          850,000
Sally A. Chang(5)..................  2000   $335,000         --        40,000               --
  Chief Marketing Officer            1999   $325,000         --        35,000               --
                                     1998   $175,961    100,000(4)    481,600               --
Clay M. Whitson(6).................  2000   $265,000         --        30,000               --
  Chief Financial Officer,
     Secretary and                   1999   $250,000         --            --               --
  Treasurer                          1998   $ 31,730    100,000(7)    344,000               --
Thomas L. Monahan III..............  2000   $310,000         --        50,000               --
  General Manager and
  Director Nominee

---------------

(1) We generally do not pay bonuses to our executive officers. However, from time to time we have paid discretionary bonuses under certain special circumstances.

(2) Reflects amounts paid to Mr. van Bever in each of 1998, 1999 and 2000 in connection with the repurchase of certain options of The Advisory Board Company prior to the time of the spin-off.

(3) Mr. McGonigle was named our Chief Executive Officer in July 1998.

(4) Includes a special bonus paid in connection with our initial public offering: $40,000 paid by the Company in cash and $60,000 paid in shares of common stock (valued at the initial public offering price) by the former stockholder.

(5) Ms. Chang joined us as General Manager, Sales and Marketing, in June 1998.

(6) Mr. Whitson joined us as Chief Financial Officer in November 1998.

(7) Reflects a signing bonus of $100,000 paid to Mr. Whitson upon the commencement of his employment.

OPTION GRANTS IN FISCAL 2000

     The following table shows information about stock option grants to the Named Officers and to Mr. Monahan during fiscal 2000. These options are included in the Summary Compensation Table above. All options were granted with an exercise price equal to the stock's fair market value on the date of the grant. The options have ten-year terms. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms, assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. These figures do not represent the Company's estimate or projection of future stock prices.

                          STOCK OPTION GRANTS IN 2000

                                                            INDIVIDUAL GRANTS(1)
                                ----------------------------------------------------------------------------
                                                 % OF TOTAL
                                  NUMBER OF       OPTIONS
                                   SHARES        GRANTED TO                     MARKET PRICE
                                 UNDERLYING     EMPLOYEES IN   EXERCISE PRICE    ON DATE OF     EXPIRATION
NAME                            OPTION GRANTS   FISCAL YEAR     (PER SHARE)        GRANT           DATE
----                            -------------   ------------   --------------   ------------   -------------
James J. McGonigle............     120,000          7.4%           $21.19          $21.19      Feb. 24, 2010
Derek C. M. van Bever.........      40,000          2.5             21.19           21.19      Feb. 24, 2010
Sally A. Chang................      40,000          2.5             21.19           21.19      Feb. 24, 2010
Clay M. Whitson...............      30,000          1.9             21.19           21.19      Feb. 24, 2010
Thomas L. Monahan III.........      50,000          3.1             21.19           21.19      Feb. 24, 2010

                                 POTENTIAL REALIZABLE
                                VALUE AT ASSUMED ANNUAL
                                 RATES OF STOCK PRICE
                                   APPRECIATION FOR
                                      OPTION TERM
                                -----------------------
NAME                                5%          10%
----                            ----------   ----------
James J. McGonigle............  $1,599,153   $4,052,568
Derek C. M. van Bever.........     533,051    1,350,856
Sally A. Chang................     533,051    1,350,856
Clay M. Whitson...............     399,788    1,013,142
Thomas L. Monahan III.........     666,314    1,688,570

---------------

(1) Options granted under The Corporate Executive Board Company 1999 Stock Option Plan generally become exercisable 25% per year beginning one year after the date of grant.

OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

     The following table shows information about the value realized on option exercises for each of the Named Officers and for Mr. Monahan during fiscal 2000, and the value of their unexercised options at the end of fiscal 2000. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise. Value at fiscal year end is measured as the difference between the exercise price and market value on December 29, 2000, which was $39.77 per share.

                      AGGREGATED OPTION EXERCISES IN 2000
                           AND YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                                OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END(1)
                                 SHARES ACQUIRED     VALUE      ---------------------------   ---------------------------
NAME                               ON EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ---------------   ----------   -----------   -------------   -----------   -------------
James J. McGonigle(2)..........      410,526       $8,541,994     110,174        701,700      $4,178,788     $24,423,480
Derek C. M. van Bever..........      148,750        2,955,400      40,600        246,850       1,573,453       8,536,941
Sally A. Chang.................      249,550        4,323,589          --        307,050              --      10,274,012
Clay M. Whitson................      100,000        1,300,000      14,690        259,310         479,629       8,044,372
Thomas L. Monahan III..........       96,500        1,878,855      24,050        188,050         863,551       6,098,322

---------------

(1) Based on the closing price of our common stock on December 29, 2000, of $39.77 per share.

(2) Mr. McGonigle's stock option agreement with respect to certain options provides that the number of shares of common stock issuable pursuant to those options will be increased if the number of shares of common stock outstanding on a fully diluted basis exceeds 37,840,000 shares, and again if the number of shares of common stock outstanding on a fully diluted basis exceeds 41,280,000 shares. The amount of the increase on each occasion will be 10% of the sum of the number of shares that remain issuable pursuant to those options at the time and the number of shares that were issued to him upon the exercise of those options that he continues to hold at the time. The exercise price per each additional share on each such date will be the fair market value of a share of common stock on each such date.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to its charter, the Compensation Committee's responsibilities include developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company.

GENERAL COMPENSATION PRACTICES FOR OFFICERS

     Compensation of the Company's executive officers consists primarily of salary and stock options. The compensation of the Chief Executive Officer, Mr. McGonigle, and of one other executive officer is determined pursuant to an employment agreement with those individuals. While the Company may pay discretionary bonuses from time to time, both in 2000 and generally it has not paid bonuses. The Compensation Committee establishes salaries based on historic and comparable pay levels within the Company and on its subjective evaluation of cost of living increases and comparable pay in the Washington, D.C. region and for executives with similar skill sets.

     The Company relies primarily on stock options to link compensation to stockholder value. The Compensation Committee generally intends to grant stock options to the Company's executives on an annual basis and in connection with other career milestones, such as in connection with assuming added responsibilities or achieving exceptional performance. Option grants generally become exercisable in four equal annual installments commencing one year after the date they are granted. The level of stock options granted generally has been determined in consultation with senior management and has been based on a subjective evaluation as to competitive practices for equity-based compensation and on relative weighting of option grants among recipients at the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Under the terms of his employment agreement, Mr. McGonigle received an annual salary for 2000 of $462,000. In addition, he was granted an option for 120,000 shares. The Compensation Committee determines the level of options to be granted to the Chief Executive Officer consistent with the factors discussed above for other executive officers.

  Deductibility of Executive Compensation in Excess of $1 Million

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million to each of the five highest paid officers of the corporation unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The 1999 Stock Option Plan and the 2001 Stock Option Plan are designed so that awards under these plans can qualify as "performance based compensation" which is not subject to Section 162(m). The Company does not believe that, other than stock option grants, its compensation arrangements will result in excess of $1 million being paid to any of its executive officers. However, the Board may determine to award compensation in the future that would not be deductible under Section 162(m) in such circumstances as it deems appropriate. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be made that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                         COMPENSATION COMMITTEE MEMBERS

                            Robert C. Hall, Chairman
                              Stephen G. Pagliuca
                                 David W. Kenny

                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements to accounting principles generally accepted in the United States of America.

     The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Committee serves a board-level oversight role where it receives information from, consults with and provides its views and directions to management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters.

     In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2000 (the "Audited Financial Statements"). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                            AUDIT COMMITTEE MEMBERS

                         Stephen G. Pagliuca, Chairman
                                 Robert C. Hall
                                 David W. Kenny

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Company's common stock from the date of the Company's initial public offering through December 31, 2000, with the cumulative total return on the Merrill Lynch Business Services Index and the NASDAQ National Market (U.S.) Index for the same period. The graph assumes that $100 was invested in the Company's common stock and in each of the other indexes on February 23, 1999 and that any dividends were reinvested. The comparisons in the graph below are based on historical data (with the Company's common stock prices based on the closing price on the date of the initial public offering and thereafter) and are not intended to forecast the possible future performance of the Company's common stock.

                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
                  AMONG THE CORPORATE EXECUTIVE BOARD COMPANY,
                 THE MERRILL LYNCH BUSINESS SERVICES INDEX AND
                    THE NASDAQ NATIONAL MARKET (U.S.) INDEX
[PERFORMANCE GRAPH]

                                                 THE CORPORATE EXECUTIVE     MERRILL LYNCH BUSINESS      NASDAQ ANTIONAL MARKET
                                                          BOARD                  SERVICES INDEX               (U.S.) INDEX
                                                 -----------------------     ----------------------      ----------------------
2/23/99                                                  100.00                      100.00                      100.00
12/31/99                                                 294.00                      126.00                      174.00
12/31/00                                                 333.00                      130.00                      104.00

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Administrative Services Agreement. The Advisory Board Company provides certain administrative services to us pursuant to the Administrative Services Agreement. The Advisory Board Company is owned by an individual who prior to February 28, 2000, owned greater than five percent of our common stock. We believe that the services provided under the Administrative Services Agreement may be obtained from alternative sources and that the fees pursuant to the Administrative Services Agreement approximate the cost to internally provide or otherwise externally source those services. During 2000, The Advisory Board Company provided an aggregate of $22,000 of services to us under this agreement. This agreement expired on December 31, 2000.

     Vendor Contracts Agreement. Pursuant to a Vendor Contracts Agreement, we participate in certain vendor contracts entered into by The Advisory Board Company for the provision of certain services, such as telecommunications, mailing and general office services. The Vendor Contracts Agreement specifies that we will pay the vendor directly if costs can be segregated and billed separately, or we will reimburse The Advisory Board Company for our reasonably allocated share of commonly billed costs. This agreement expired on December 31, 2000. We expect to enter into separately negotiated vendor agreements as soon as reasonably practical, and do not expect to incur material incremental costs.

                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     Under SEC rules, any stockholder who intends to present a proposal at the Company's next annual meeting of Stockholders must submit the proposal to the Company, at our principal executive offices, no later than January 7, 2002, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our Proxy Statement and proxy for that meeting. Any stockholder who wishes to bring a proposal before the Company's 2002 Annual Meeting of Stockholders, but does not wish to include it in the Company's proxy materials, or wishes to nominate one or more persons to serve as Directors, must provide written notice of the proposal to the Company's Secretary, at our principal executive offices, after January 27, 2002, and before March 23, 2002, and must satisfy the requirements of our bylaws. If a stockholder making such a proposal does not also satisfy the requirements of SEC Rule 14a-4(c), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of the Company's stock and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2000, other than the following: A Form 4 relating to an exercise of options on 4,375 shares by Derek C. M. van Bever was filed with the SEC one month late.

OTHER BUSINESS

     Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                      APPENDIX A

                     THE CORPORATE EXECUTIVE BOARD COMPANY

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

     There shall be a committee of the Board of Directors (the "Board") of The Corporate Executive Board Company (the "Company") to be known as the Audit Committee (the "Committee"). The Committee shall be composed of at least three "independent" directors each of whom is appointed annually by the Board. For purposes hereof, "independent" will mean a director who meets the National Association of Securities Dealers, Inc. ("NASD") definition of "independence." Each member of the Committee must be financially literate and one member of the Committee shall have accounting or related financial management expertise, both as provided in the NASD rules.

     The Committee will meet as often as may be necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Committee will meet in executive session with the independent auditors at least annually. The Committee will report to the full Board with respect to its meetings. The majority of the Committee shall constitute a quorum.

STATEMENT OF POLICY

     The Committee shall provide assistance to the Board in fulfilling its responsibilities relating to the accounting, reporting and financial practices of the Company. In so doing, it will maintain free and open communication among the Board, the independent auditors and the financial management of the Company. The independent auditors will be ultimately accountable to the Board through the Committee.

RESPONSIBILITIES

     In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the Committee will:

     - Recommend to the Board the independent auditors to be nominated, approve the compensation of the independent auditors, and review and approve the discharge of the independent auditors.

     - Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit results and any accompanying management letters.

     - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and any recommendations for the improvement of such internal control procedures.

     - Review the Company's annual audited financial statements with management and the independent auditors, including a discussion of the auditors' judgment as to the quality of the Company's accounting principles.

     - Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor's interim review procedures prior to the filing of each Form 10-Q or as soon thereafter as possible. The Committee Chair may perform this responsibility on behalf of the Committee.

     - Review with the independent auditor the written statement from the auditor of the Company required by Independence Standards Board Standard No. 1 concerning any relationships between the auditor and the Company or any other relationship that may adversely affect the independence of the auditor, and based on such review, assess the independence of the auditor.

     - Provide reports in the Company's proxy statement required by Securities and Exchange Commission rules.

     - Review the adequacy of the Committee Charter on an annual basis, and recommend changes if the Committee determines changes are appropriate.

                                                                      APPENDIX B

                     THE CORPORATE EXECUTIVE BOARD COMPANY

                             2001 STOCK OPTION PLAN

1. PURPOSE

     The purpose of The Corporate Executive Board Company 2001 Stock Option Plan (the "Plan") is to provide Participants with an increased economic and proprietary interest in the Company in order to encourage those Participants to contribute to the success and progress of the Company. The Plan provides for the grant of Options which shall qualify as incentive stock options, as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of Options which shall not qualify as incentive stock options pursuant to Section 422 of the Code.

2. DEFINITIONS

     (a) "Administrator" means the Administrator of the Plan in accordance with
Section 11.

     (b) "Board of Directors" means the Board of Directors of the Company.

     (c) "Common Stock" means the Company's common stock, par value $.01, subject to adjustment as provided in Section 8.

     (d) "Company" means The Corporate Executive Board Company, a Delaware corporation.

     (e) "ISOs" shall mean Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

     (f) "Options" shall mean stock options granted pursuant to the Plan.

     (g) "Participants" shall mean those individuals described in Section 3 to whom Options have been granted from time to time by the Administrator and any authorized transferee of such individuals.

     (h) "Plan" means The Corporate Executive Board Company 2001 Stock Option Plan.

     (i) "Retirement" shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age
65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

     (j) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (k) "Total and Permanent Disablement" shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term or in the case of an Option intending to qualify as an ISO, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.

3. PARTICIPANTS

     Options may be granted to any person who is an employee or prospective employee of the Company or any of its affiliates. For purposes of this Section 3, the term "employee" shall mean an "employee," as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended. Options intending to qualify as ISOs may only be granted to employees of the Company and its Subsidiaries within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board of Directors. Options may not be granted to directors of the Company or its Subsidiaries unless such directors otherwise qualify for participation in the Plan.

4. EFFECTIVE DATE AND TERMINATION OF PLAN

     This Plan was adopted by the Board of Directors of the Company as of May 7, 2001 (the "Effective Date"). The Plan shall remain available for the grant of Options until the tenth anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Options theretofore granted and then in effect.

5. SHARES SUBJECT TO THE PLAN AND TO OPTIONS

     The aggregate number of shares of Common Stock issuable pursuant to all Options granted under the Plan will not exceed 2,700,000 shares of the Company's Common Stock, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8. Such shares may be authorized and unissued shares of the Company's Common Stock. The aggregate number of shares of Common Stock issued pursuant to the Plan at any time shall equal only the number of shares of Common Stock issued upon the exercise of Options and not returned to the Company upon the cancellation, expiration or forfeiture of an award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price or tax obligation with respect to an Option. All shares of Common Stock available for issuance under the Plan may be subject to Options which intend to qualify as ISOs.

6. GRANT, TERMS AND CONDITIONS OF OPTIONS

     Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. No Participant shall have any rights as a stockholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Administrator. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the following terms and conditions:

          (a) Price: The purchase price under each Option shall be established by the Administrator, provided that in no event will the purchase price be less than the fair market value of the Common Stock on the date of grant, except for Options that the Participant pays for or as to which the Participant foregoes other compensation equal in value to the amount of such discount. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the purchase price of such Option must be no less than 110 percent of the fair market value of the Common Stock on the date of grant.

          The purchase price of any Option may be paid in cash or any alternative means acceptable to the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option and the acceptance of a promissory note secured by the number of shares of Common Stock then issuable upon exercise of the Options.

          (b) Duration and Exercise or Termination of Option: Unless the Administrator provides otherwise, (i) Options shall become exercisable 25 percent per year beginning one year after the date of the grant, provided that in no event shall any Option become exercisable sooner than one (1) year after the date of grant except in the event of the Participant's death or Total and Permanent Disablement or a change in control (as defined in the applicable Option agreement); and (ii) each Option shall expire within a period of not more than ten (10) years from the date of grant. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the Option must expire within a period of not more than five (5) years from the date of grant. Unless provided otherwise in the agreement evidencing an Option, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full time basis, provided that no such adjustment may be made which would result in an accounting charge to the Company.

          (c) Suspension or Termination of Option: Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant may have committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant's rights to exercise any Option pending a determination of whether an act of misconduct has been committed.

          Except as otherwise provided by the Administrator, if the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or its Subsidiaries, breach of fiduciary duty or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or its Subsidiaries, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or its Subsidiaries, or induces any principal for whom the Company or its Subsidiaries acts as agent to terminate such agency relationship (any of the foregoing acts, an "act of misconduct"), neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever. In making such determination, the Administrator or an Authorized Officer shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934, the determination of the Authorized Officer shall be subject to the approval of the Administrator.

          (d) Termination of Employment: Unless an Option earlier expires upon the expiration date established pursuant to Section 6(b)(ii), upon the termination of the Participant's employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

             (1) Death. Upon the death of a Participant while in the employ of the Company or its Subsidiaries, all of the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months next succeeding the date of death. Any and all of the deceased Participant's Options that are not exercised during the twelve (12) months next succeeding the date of death shall terminate as of the end of such twelve (12) month period.

             If a Participant should die within thirty (30) days of his or her termination of employment with the Company or its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant's Options that are not exercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve
             (12) month period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

             (2) Total and Permanent Disablement. Upon termination as a result of the Total and Permanent Disablement of any Participant, all of the Participant's Options then held shall be exercisable for a period of twelve (12) months after termination. Any and all Options that are not exercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period.

                  (3) Retirement. Upon Retirement of a Participant, the Participant's Options then held shall be exercisable for a period of twelve (12) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares which were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period. Notwithstanding the foregoing, in order to obtain ISO tax treatment for any Option that otherwise qualifies as an ISO, the Participant must exercise such Option within three (3) months after Retirement, after which time the Option shall cease to qualify for tax treatment as an ISO.

                  (4) Other Reasons. Upon the date of a termination of a Participant's employment for any reason other than those stated above in Sections 6(d)(1), (d)(2) and (d)(3) or as described in Section 6(c) above, (A) any Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (B) any Option that is exercisable as of such termination date shall expire the earlier of (i) ninety (90) days following such date or (ii) the expiration date of such Option.

                  (5) Termination of Employment. The term "termination of employment" shall mean ceasing to serve as a full time employee of the Company, except that an approved leave of absence or approved employment on a less than full time basis may constitute employment unless the Administrator provides otherwise. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company for purposes of any affected Participant's Options, and the Administrator's decision shall be final and binding.

          (e) Transferability of Option: Unless the Administrator specifies otherwise, each Option shall be nontransferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable only by the Participant during his or her lifetime.

          (f) No Repricing. Without the approval of stockholders, the Company shall not reprice any Options. For purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

          (g) Conditions and Restrictions Upon Securities Subject to
     Options: The Administrator may provide that the shares of Common Stock issued upon exercise of an Option shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant). Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers. The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of an Option with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Administrator specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Administrator. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to
     Section 8. Any Stock Units that are settled after the holder's death shall be distributed to the holder's designated beneficiary(ies) or, if none was designated, the holder's estate.

          (h) Other Terms and Conditions; Tax Code Limitations: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in the Company's or its Subsidiaries' employ or service nor limit in any way the Company's or its Subsidiaries' right to terminate his or her employment at any time. In the case of Options intending to qualify as ISOs, Section 422 of the Code provides that Options shall not be treated as ISOs if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking Options into account in the order in which they were granted. For purposes of qualifying as "performance based compensation" under Code Section 162(m), the aggregate number of shares of Common Stock subject to Options granted pursuant to the Plan during any calendar year to any one Participant shall not exceed 500,000 shares.

7. LOANS

     The Company may make loans, at the request of the Participant and in the sole discretion of the Administrator, for the purpose of enabling the Participant to exercise Options granted under the Plan and to pay the tax liability resulting from an Option exercised under the Plan. The Administrator shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such Option.

8. ADJUSTMENT OF AND CHANGES IN THE STOCK

     In the event that the number of shares of Common Stock of the Company shall be increased or decreased through reorganization, reclassification, combination of shares, stock splits, reverse stock splits, spin-offs, or the payment of a stock dividend, (other than regular, quarterly cash dividends) or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Option under the Plan, may be proportionately adjusted to reflect such increase or decrease, unless the terms of the transaction provide otherwise. Outstanding Options may also be amended as to price and other terms if necessary to reflect the foregoing events.

     In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan, particularly Options intending to qualify as ISOs, shall comply with the requirements, provisions and restrictions of the Code.

     No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 8. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

9. LISTING OR QUALIFICATION OF STOCK

     In the event that the Board of Directors or the Administrator determines in its discretion that the listing or qualification of the Plan shares on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

10. WITHHOLDING

     To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise or a disqualifying disposition of shares issued upon exercise of an ISO. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the Option, or to the extent permitted, by tendering shares previously acquired, provided that such will not result in an accounting charge to the Company or its Subsidiaries.

11. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof) and to which of such Participants, if any, an Option shall be granted hereunder and the timing of any such Option grants; (c) to determine the number of shares of Common Stock subject to an Option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an Option; (e) to waive conditions to and/or accelerate exercisability of an Option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion; (f) to prescribe and amend the terms of Option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company or its Subsidiaries.

     All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, shall be final and binding on all Participants and optionholders. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

     The Administrator may, from time to time, delegate some of its responsibilities with respect to the administration of the Plan to such persons as it may designate in its sole discretion but may not delegate authority to grant Options to a person who is not a member of the Board of Directors. All actions by such persons shall be treated as if taken by the Administrator.

12. AMENDMENT OF THE PLAN OR OPTIONS

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 8, no such amendment shall, without the approval of the stockholders of the Company:

          (a) materially increase the maximum number of shares of Common Stock for which Options may be granted under this Plan;

          (b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

          (c) reduce the exercise price of outstanding Options; or

          (d) extend the term of this Plan.

     The Board may amend, alter or discontinue the Plan and the Administrator may amend or alter any Option granted under the Plan, but no amendment or alteration shall be made which would impair the rights of the holder of any Option, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change in control (as defined, if applicable, in the agreement evidencing such Option) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Option to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

13. TIME OF GRANTING OPTIONS

     The effective date of such Option shall be the date on which the grant was made by the Administrator. Within a reasonable time thereafter, the Company will deliver the Option to the Participant.

14. NO LIABILITY OF COMPANY

     The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

15. NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16. GOVERNING LAW

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the District of Columbia and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Options to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

17. ARBITRATION OF DISPUTES

     In the event a Participant or other holder of an Option believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant or optionholder may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision. Participants and optionholders explicitly waive any right to judicial review.

     Notice of demand for arbitration shall be made in writing to the Administrator within 30 days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board of Directors who are neither members of the Compensation Committee of the Board of Directors nor employees of the Company. If there are no such members of the Board of Directors, the arbitrator shall be selected by the Board of Directors. The arbitrator shall be an individual who is an attorney licensed to practice law in the District of Columbia. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

                        [CORPORATE EXECUTIVE BOARD LOGO]

                     THE CORPORATE EXECUTIVE BOARD COMPANY
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 7, 2001

The undersigned hereby appoints James J. McGonigle and Clay M. Whitson, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of The Corporate Executive Board Company which will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, DC, 20006, on Wednesday, June 6, 2001, at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATE EXECUTIVE BOARD COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     THE CORPORATE EXECUTIVE BOARD COMPANY


                                  MAY 7, 2001

                 [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


                       FOR                          WITHHOLD
                 all nominees listed                AUTHORITY
               (except as indicated)              to vote for all
                 to the contrary                  nominees listed


1. ELECTION OF
   DIRECTORS              [ ]                          [ ]



Nominees: Michael A. D'Amato
          Robert C. Hall
          David W. Kenny
          James J. McGonigle
          Thomas L. Monahan III
          Stephen G. Pagliuca
          Harold L. Siebert


(Instructions: To withhold authority to vote for any named nominee(s), strike a line through the nominee's name in the list above.)

                                                     FOR      AGAINST    ABSTAIN
2. Ratify the adoption of The Corporate Executive
   Board Company 2001 Stock Option Plan              [ ]        [ ]        [ ]

3. Ratify the appointment of Arthur Andersen LLP     [ ]        [ ]        [ ]
   as independent auditors for the fiscal year ending December 31, 2001.

4. Transact any other business that is properly presented at the meeting or any adjournments or postponements of the meeting.


Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.


Signature _______________________________ Dated: ____________________,

Signature (if held jointly) ______________ Dated: ________________, 2001

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.